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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in Registration Statements Nos. 33-41927, 33-56787, 333-42007, 333-67887, 333-92089, 333-68010, 333-106937,
333-98487, 333-46674, and 333-120918 on Form S-8 and Registration Statements Nos. 33-60350, 333-48841, 333-12031, 333-46676, 333-106401, 333-69476, and
333-120612 on Form S-3 of Cousins Properties Incorporated of our report dated February 25, 2004 except for Notes 4, 8 and 12 as to which date is November 8, 2004 and for Note 10 as to which the date is March 23, 2005 (which report expresses an unqualified opinion and includes explanatory paragraphs related to the impact of the adoption of Statement of Financial Accounting Standards No. 144 and the restatement described in Note 10) appearing in this Annual Report on Form 10-K/A (Amendment No. 1) of Cousins Properties Incorporated for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 23, 2005